Exhibit 99.1


JOINT FILER INFORMATION

This Form 4 is filed by Capitaline Advisors, LLC,
Capitaline General Partner, LLC and Capitaline
Renewable Energy II, LP. The principal business address of each is 111 Main Avenue, Brookings, SD
57006.

Name of Designated Filer:  Capitaline Advisors, LLC

Date of Earliest Transaction required to be
Reported:    June 13, 2007

Issuer Name and Ticker or Trading Symbol:   US
BioEnergy Corp.    USBE


CAPITALINE GENERAL PARTNER, LLC

By: /s/ Jill L. Wilts
Date:  June 14, 2007
Title: Vice President


By: CAPITALINE RENEWABLE ENERGY II, LP
    Its General Partner

By: /s/ Jill L. Wilts
Date:  June 14, 2007
Title: Vice President